UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

HOST MARRIOTT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of December 1, 2004, Host Marriott Corporation entered into indemnification agreements with its directors and executive officers that obligate Host Marriott to indemnify them to the maximum extent permitted under Maryland law. The agreements require us to indemnify the director or officer (the “indemnitee”) against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee in connection with a proceeding (other than one initiated by or on behalf of us) to which such person became subject by reason of his or her status as a present or former director or officer of Host Marriott or any other corporation or enterprise for which such person is or was serving at our request. In addition, the indemnification agreement requires us to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee in connection with a proceeding that is brought by or on behalf of us.

In either case, the indemnitee is not entitled to indemnification if it is established that one of the following exceptions to indemnification under Maryland law exists: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, under Maryland law, we may not indemnify a director or officer for expenses or any other amounts in a suit brought by or on behalf of us if such director or officer has been adjudged to be liable to us.

In addition, the indemnification agreement requires us to advance reasonable expenses incurred by the indemnitee within 10 days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking by or on behalf of the indemnitee to repay the amount if is ultimately determined that the standard of conduct was not met.

The indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

A form of the indemnification agreement is attached as Exhibit 10.35 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
10.35	Form of Indemnification Agreement by and between Host Marriott Corporation and the indemnitee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2004	HOST MARRIOTT CORPORATION

	By:	/s/ LARRY K. HARVEY
Larry K. Harvey Senior Vice President and Corporate Controller